Registrant Name: American Century California Tax-Free & Municipal Funds

File Number: 811-3706

Registrant CIK Number: 0000717316


                             AMENDMENT NO. 2 TO

            AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

            AMERICAN CENTURY CALIFORNIA TAX-FREE ASND MUNICPAL FUNDS

     THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 8th day of May, 2002 by the Trustees hereunder.

     WHEREAS, the Trustees have executed an amendment and restatement to the Agreement and Declaration of Trust dated March 9, 1998 and amended March 1, 1999 and March 6, 2001,

     AND WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century California Tax-Free and Municipal Funds (the "Trust") to add several new classes.

     NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended, by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the 8th day of May, 2002.


Trustees of the American Century California Tax-Free and Municipal Funds



                                                       ________________________
Albert A. Eisenstat                                          Kenneth E. Scott



                                                       ________________________
Ronald J. Gilson                                         James E. Stowers III



                                                       ________________________
William M. Lyons                                             Jeanne D. Wohlers



                                                      _________________________
Myron S. Scholes                                             Kathryn A. Hall






                                 Schedule A

     Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

         Series                                               Class                 Date of Establishment

         California Tax-Free Money Market Fund                Investor Class            11/09/1983

         California Municipal Money Market Fund               Investor Class            12/31/1990

         California Limited-Term Tax-Free Fund                Investor Class            06/01/1992

         California Intermediate-Term Tax-Free Fund           Investor Class             11/09/1983

         California Long-Term Tax-Free Fund                   Investor Class             11/09/1983

         California Insured Tax-Free Fund                     Investor Class            12/30/1986

         California High-Yield Municipal Fund                 Investor Class            12/30/1986
                                                                       A Class          05/08/2002
                                                                       B Class          05/08/2002
                                                                       C Class          05/01/2001
                                                                       C Class II       05/08/2002

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.